Exhibit 3.1/4.1

Article II, Section 3

~~Subject to the rights of holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.~~

(A) Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by ~~by the Chairman of the Board of Directors or~~ the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.

(B)     (1) This Section 3(B) is the exclusive means by which one or more stockholders of the Corporation may request the calling of a special meeting of the stockholders of the Corporation (a “Stockholder Requested Special Meeting”). A Stockholder Requested Special Meeting shall be called by the Secretary of the Corporation upon written request, in proper form (each such request, a “Special Meeting Request”), by one or more stockholders of record, in the aggregate, of at least 20% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”)which shares are determined to be “Net Long Shares” in accordance with this Section 3(B), such stockholder(s) having held such Net Long Shares continuously for at least one year prior to the date on which such Special Meeting Request is delivered to the Corporation and having complied in full with the requirements set forth in this Section 3(B) and all other applicable sections of these By-laws. Any Stockholder Requested Special Meeting may be held at such date, time and place, if any, within or outside the State of Delaware as may be designated by the Board of Directors; provided, however, that the meeting shall be not more than 90 days after a Special Meeting Request satisfying the requirements set forth in these By-laws and representing the Requisite Percentage is received by the Secretary of the Corporation. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting.

(2) For purposes of determining the Requisite Percentage under this Section 3(B), “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s “net long position” as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended ~~(the “~~from time to time (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the

“highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s common stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall ultimately be decided by the Board of Directors in its reasonable determination.

(3) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Special Meeting Request. For purposes of this Section 3(B), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percentage have been received by the Secretary. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(4) A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”). Each Special Meeting Request must be delivered, by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be accompanied by a written notice setting forth the information required by Section 7(A)(2) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Special Meeting Request must include; (x) documentary evidence of the number of Net Long Shares owned by each Requesting Stockholder as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year, provided that, if any stockholder submitting the Special Meeting Request is not the beneficial owner of such shares, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within 10 days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) of the number of Net Long Shares owned by the beneficial owner(s) as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year; (y) an acknowledgment of each Requesting Stockholder that any decrease in the number of Net Long Shares held by such stockholder after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by each Requesting Stockholder to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to promptly notify the Corporation upon any decrease occurring between the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such stockholder.

(5) Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered pursuant to this Section 3(B), if necessary, so that the information provided or required to be provided in such notice by Section 7(A)(2) as to the business proposed to be conducted at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such business and/or as to any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such nominations shall be true and correct as of the record date for the Stockholder Requested Special Meeting. Such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the proposed Stockholder Requested Special Meeting. Each Requesting Stockholder also shall certify in writing on the day prior to the Stockholder Requested Special Meeting as to whether such Requesting Stockholder continues to satisfy the Requisite Percentage. In addition to the foregoing, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

(6) At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3(B), a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these By-laws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the Secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(7) Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request or as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3(B), unless otherwise required by law, if the Requesting Stockholder(s) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.